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                                                                    Exhibit 10.6

                          UNITED INDUSTRIES CORPORATION

May 19, 1999                                                 Via Federal Express

Mr. D. Garrad Warren III
26 Horizon Drive
Mandham NJ 07945

RE:  Offer of Employment

Dear Gary:

The purpose of this letter is to confirm United Industries Corporation's offer of employment to you. Our offer will remain open for 5 days from the date of this letter.

1. You will become a Senior Vice President for United Industries Corporation ("UIC"). In this position, you will report to Stephen R. Brian, President and CEO and you will devote your full time and attention to the business and affairs of the Company.

2. Your base salary will be at the annualized rate of $235,000.00, payable in equal monthly increments.

3. Your first performance appraisal and review will be no later than 1/1/2000.

4. Per the terms of UIC's 1999 Stock Option Plan, you will be granted stock options to purchase 100,000 shares of UIC stock when you sign the "United Industries Corporation Stock Option Agreement" which will be substantially in the form attached as "ITEM 4 EXHIBIT".

5. Per the terms of UIC's 1999 Stock Purchase Plan, you will be given the opportunity to purchase up to 50,000 shares of UIC stock at the current price of $5.00 per share upon your signing the "United Industries Corporation Executive Stock Purchase Agreement" which will be substantially in the form attached as "ITEM 5 EXHIBIT".

6. You will receive a $25,000 signing bonus, payable within 30 days after you begin your employment with UIC.

7. Change of Control: In the event there is a Sale of UIC (as defined in Section
4.1 of the Stock Option Agreement referenced in Item 4 above), vesting of your options will be accelerated as provided in the Stock Option Agreement.

8. You will receive an annual target bonus of 50% of your base salary (no less than $25,000 will be paid), prorated from your date of employment with UIC.

9. If you are terminated due to lack of performance, or within 90 days of a Change of Control (as defined in Section 4.1 of the Stock Option Agreement referenced in Item 4 above) you will receive severance pay equal to one year's base salary. However, you will not receive such severance pay if you are terminated for Cause as defined in Section 4.3(a)(i) of the Stock Option

           8825 PAGE BOULEVARD, ST. LOUIS, MO 63114 TEL. 314-427-0780
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Agreement.

                          UNITED INDUSTRIES CORPORATION


Mr. D. Garrad Warren III
May 19, 1999

10. Relocation expenses will be provided by UIC in accordance with its current relocation policy, which includes reimbursement of certain out-of-pocket expenses. To the extent provided under the UIC relocation policy, you will be reimbursed for the real estate commission on the sale of your existing principal residence, for temporary living accommodations in St. Louis, airfare for trips to St. Louis authorized by Mr. Brian, and expenses of two house hunting trips (excluding the trip planned for May 21-23). If you resign or are terminated for Cause (as defined in Section 4.3(a)(i) of the Stock Option Agreement) before completing twelve (12) months with the Company, you must repay to UIC the full amount of your relocation expenses previously paid by UIC.

11. You will be entitled to receive the usual benefits available to other UIC executives. Unless otherwise specified in this letter, your benefits will consist of whatever benefit programs may be in effect from time to time for UIC executives, subject to eligibility requirements as specified in the applicable benefit plans. Benefit programs may be increased, decreased, changed or discontinued at any time. Details of UIC's benefit programs are explained in the "Benefits Basics" brochure included as "ITEM 11 EXHIBIT".

12. You will be entitled to four weeks of paid vacation per year, with the understanding that you will take two weeks of that vacation in the first two weeks of July 1999.

13. ITEM 13 EXHIBIT attached to this letter states your obligations regarding
(a) business ethics, (b) confidentiality, (c) intellectual property protection, and (d) severance, nonsolicitation and noncompetition.

14. By signing this letter, you are also confirming to UIC that you are not subject to any noncompetition covenants or other legal obligations which prevent you from joining our team.

If this letter is acceptable to you, please sign and return the enclosed copy of this letter to me within 5 days, or you may fax a signed copy to my attention at 314-253-5947.

Sincerely yours,


Stephen R. Brian
President and CEO


Accepted this __ day of May, 1999:          --------------------------
                                            D. Garrad Warren III


           8825 PAGE BOULEVARD, ST. LOUIS, MO 63114 TEL. 314-427-0780